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                                    EXHIBIT NO. 23



The Board of Directors and Stockholders
Signal Medical Services, Inc.:

     We consent to the inclusion of our report dated January 9, 1998, with respect to the balance sheets of Signal Medical Services, Inc. as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 8-K of InSight Health Services Corp. dated July 21, 1998.



                                      KPMG Peat Marwick, LLP



Hartford, Connecticut
July 21, 1998



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